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                               EXHIBIT 10(a)

                LIST OF RECIPIENTS OF INDEMNITY AGREEMENTS


          On May 10, 1988, Hastings Manufacturing Company entered into an Indemnity Agreement in the form attached hereto with each officer and/or director listed below:

                            Stephen I. Johnson
                            Mark R.S. Johnson
                            Andrew F. Johnson
                            Robert H. Wallin
                            William R. Cook
                            Roderick G. Miller
                            Monty C. Bennett
                            Dale W. Koop
                            Neil A. Gardener
                            Richard L. Foster
                            Donald A. DeCamp
                            Thomas J. Bellgraph
                            Laura J. Lykins





























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                            INDEMNITY AGREEMENT


          This Agreement is made as of the 10th day of May, 1988, by and between HASTINGS MANUFACTURING COMPANY, a Michigan corporation ("Hastings") and the undersigned officer and/or director of Hastings ("Indemnitee").


          WHEREAS, it is essential to Hastings to retain and attract as directors and officers the most capable persons available; and


          WHEREAS, the substantial increase in corporate litigation subjects directors and officers to expense litigation risks at the same time that the availability of directors' and officers' liability insurance has been severely limited; and


          WHEREAS, it is now and has always been the express policy of Hastings to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law; and


          WHEREAS, Indemnitee does not regard the protection available under Hastings' Articles of Incorporation and Bylaws as adequate in the present circumstances, and may not be willing to continue to serve as a director or officer without adequate protection, and Hastings desires Indemnitee to serve in such capacity.

          NOW, THEREFORE, the parties agree as follows:

          SECTION 1.     DEFINITIONS.  As used in this Agreement:

               (a) "Expenses" shall mean all costs, expenses and obligations paid or incurred in connection with investigating, litigating, being a witness in, defending or participating in, or preparing to litigate, defend, be a witness in or participate in any matter that is the subject of a Proceeding (as defined below), including attorneys' and accountants' fees and court costs.

               (b) "Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding, or any inquiry or investigation, whether brought by or in the right of Hastings or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee, agent or



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     fiduciary of Hastings, or by reason of any action taken by
     Indemnitee or any inaction on Indemnitee's part while acting as a director, officer, employee, agent or fiduciary of Hastings, or by reason of the fact that Indemnitee is or was serving at the request of Hastings as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise.

               (c) "Resolution Costs" shall include any amount paid in connection with a Proceeding and in satisfaction of a judgment, fine, penalty or any amount paid in settlement.


     SECTION 2. AGREEMENT TO SERVE. Indemnitee agrees to serve as a director and/or officer of Hastings for so long as Indemnitee is duly elected or appointed or until the tender of Indemnitee's written resignation.


     SECTION 3. INDEMNIFICATION. The indemnification provided under this Agreement shall be as follows:

               (a) Hastings shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding. Additionally, in any Proceeding other than a Proceeding by or in the right of Hastings, Hastings shall indemnify Indemnitee against all Resolution Costs actually and reasonably incurred by Indemnitee in connection with such Proceeding. No indemnification shall be made under this subsection:

                    (i) with respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

                    (ii) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of Hastings pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto, or similar provisions of any federal, state, or local law;

                    (iii) on account of Indemnitee's conduct which is determined by a final judgment or other final adjudication to have been knowingly fraudulent, deliberately dishonest or willful misconduct;



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                    (iv) on account of Indemnitee's conduct which by a
          final judgment or other final adjudication is determined to have been in bad faith, in opposition to the best interests of Hastings or produced an unlawful personal benefit;

                    (v) with respect to a criminal proceeding if the Indemnitee knew or reasonably should have known that Indemnitee's conduct was illegal; or

                    (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

               (b) In addition to any indemnification provided under Subsection 3(a) above, Hastings shall indemnify Indemnitee against any Expenses or Resolution Costs incurred by Indemnitee, regardless of the nature of the Proceeding in which Expenses and/or Resolution Costs were incurred, if such Expenses or Resolution Costs would have been covered under the directors' and officers' liability insurance policies, if any, in effect on the effective date of this Agreement or any such insurance policies which become effective on any subsequent date.

               (c) In addition to any indemnification provided under Subsections 3(a) and 3(b) above, Hastings shall provide Indemnitee, to the fullest extent allowed by law as presently or hereafter enacted or interpreted, with indemnification against any Expenses and/or Resolution Costs incurred by Indemnitee in connection with any Proceeding. To the extent a change in the Michigan Business Corporation Act (whether by statute or judicial decision) permits greater indemnification, either by agreement or otherwise, than presently provided by law or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

               (d) Without limiting Indemnitee's right to indemnification under any other provision of this Agreement, Hastings shall indemnify Indemnitee in accordance with the provisions of this Subsection if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of Hastings to procure a judgment in its favor by reason of the fact that Indemnitee was or is a director and/or officer of Hastings or is or was serving at the request of Hastings as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee and any amounts paid by Indemnitee in settlement of such Proceeding,

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     but only if Indemnitee acted in good faith in a manner which
     Indemnitee reasonably believed to be in or not opposed to the best interests of Hastings, except that no indemnification shall be made under this Subsection in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to Hastings in the performance of his duty to Hastings, unless and only to the extent that any court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such amounts as such court shall deem proper.

               (e) Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control (as hereinafter defined), Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against Hastings or any director, officer, employee, agent or fiduciary of Hastings (in such capacity) unless Hastings has joined in or consented to the initiation of such Proceeding.


     SECTION 4.     PAYMENT OF INDEMNIFICATION.

               (a) Expenses incurred by the Indemnitee and subject to indemnification under Section 3 above shall be paid directly by Hastings or reimbursed to the Indemnitee within two (2) days after the receipt of a written request of the Indemnitee providing that Indemnitee undertakes to repay any amount paid or advanced under this Section to the extent that it is ultimately determined that Indemnitee is not entitled to such indemnification.

               (b) Except as otherwise provided in Section 4(a) above, any indemnification under Section 3 above shall be made no later than thirty (30) days after receipt by Hastings of the written request of Indemnitee, unless within said thirty (30) day period the Board of Directors, by a majority vote of a quorum consisting of directors who are not parties to such Proceeding, determines that the Indemnitee is not entitled to the indemnification set forth in Section 3 or unless the Board of Directors refers the Indemnitee's indemnification request to independent legal counsel. In cases where there are no directors who are not parties to the Proceeding, the indemnification request is referred to independent legal counsel. If the indemnification request is referred to independent legal counsel, then Indemnitee shall be paid no later than forty-five (45) days after Indemnitee's initial request to Hastings unless within that time

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     independent legal counsel presents to the Board of Directors a written opinion stating in unconditional terms that indemnification is not allowed under Section 3 of this Agreement. If a Change in Control (as defined in Section 5) occurs and results in individuals who were directors prior to the circumstances giving rise to the Change in Control ceasing for any reason to constitute a majority of the Board of Directors, the above determination, if any, shall be made by independent legal counsel and not the Board of Directors. Hastings agrees to pay the reasonable fees of the independent legal and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant thereto. If there has not been a Change in Control as defined in Section 5, independent legal counsel shall be selected by the Board or Directors or the executive committee of the board, and if there has been a Change in Control, the independent legal counsel shall be selected by Indemnitee.

               (c) The right to indemnification payments as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not permitted by this Agreement shall be on Hastings or on the person challenging the indemnification.
     Neither the failure of Hastings, including its Board of Directors, to have made a determination prior to the commencement of any Proceeding that indemnification is proper, nor an actual determination by Hastings, including its Board of Directors or independent legal counsel, that indemnification is not proper, shall bar an action by Indemnitee to enforce this Agreement or create a presumption that Indemnitee is not entitled to indemnification under this Agreement. If the Board of Directors or independent legal counsel determines in accordance with
     Section 4(b) above that Indemnitee would not be permitted to be indemnified in whole or in part, Indemnitee shall have the right to commence litigation in any court in the State of Michigan having subject matter jurisdiction thereof and in which venue is proper seeking an independent determination by the court or challenging any such determination by the Board of Directors or independent legal counsel, and Hastings hereby consents to service of process and to appear in any such proceeding.
     Expenses incurred by Indemnitee in connection with successfully establishing Indemnitee's right to indemnification, in whole or in part, shall also be reimbursed by Hastings.

     SECTION 5. ESTABLISHMENT OF TRUST. In the event of a Potential Change in Control of Hastings, as hereafter defined, Hastings shall, upon written request by Indemnitee, create a trust for the benefit of the

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Indemnitee and from time to time upon written request of Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses or Resolution Costs that may properly be subject to indemnification under
Section 3 above anticipated at the time of each such request. The amount or amounts to be deposited in the trust pursuant to this funding obligation shall be determined by a majority vote of a quorum consisting of directors who are not parties to such Proceeding, the executive committee of the Board of Directors or the President of Hastings. If all such individuals are parties to the Proceeding, the amount or amounts to be deposited in the trust shall be determined by independent counsel. The terms of the trust shall provide that upon a Change in Control: (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee; (ii) the trustee shall advance, within two (2) business days of a request by the Indemnitee, any amount properly payable to Indemnitee under Subsection 4(a) of this Agreement; (iii) the trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth above; (iv) the trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in such trust shall revert to Hastings upon a final determination by a court of competent jurisdiction that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by the Indemnitee and shall be a national or state bank having a combined capital and surplus of not less than $50,000,000.
Nothing in this Section shall relieve Hastings of any of its obligations under this Agreement. At the time of each draw from the trust fund, the Indemnitee shall provide the trustee with a written request providing that Indemnitee undertakes to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to such indemnification. Any funds, including interest or investment earnings thereon, remaining in the trust fund shall revert and be paid to Hastings if: (i) a Change in Control has not occurred; and (ii) if the executive committee of the Board of Directors or the Chairman or Chief Executive Officer of Hastings determines that the circumstances giving rise to that particulate funding of the trust no longer exists.

          For purposes of this Section and Section 7 hereof, a "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14a promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), provided that, without limitation, such a change in control shall be deemed to have occurred if: (i) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Hastings and any new director whose election by the Board of Directors or nomination for election by Hastings' shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously

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so approved, cease for any reason to constitute a majority thereof; (ii)
the shareholders of Hastings approve a merger or consolidation of Hastings with any other corporation, other than a merger or consolidation which would result in the voting securities of Hastings outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of Hastings or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the shareholders of Hastings approve a plan of complete liquidation of Hastings or an agreement for the sale or disposition by Hastings of all or substantially all of Hastings' assets.

          For purposes of this Section, a "Potential Change in Control" shall be deemed to have occurred if (i) Hastings enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including Hastings) publicly announces an intention to take or to consider taking actions which once consummated would constitute a Change in Control; or (iii) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.


     SECTION 6. PARTIAL INDEMNIFICATION; SUCCESSFUL DEFENSE. If Indemnitee in entitled under any provision of this Agreement to indemnification by Hastings for some or a portion of the Expenses or Resolution Costs actually and reasonably incurred by Indemnitee but not, however, for the total amount thereof, Hastings shall nevertheless indemnify Indemnitee for the portion of such Expenses or Resolution Costs to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to a Proceeding or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.


     SECTION 7. CONSENT. Unless and until a Change in Control has occurred, Hastings shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding made without Hastings' written consent. Hastings shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemniteels written consent. Neither Hastings nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.


     SECTION 8. SEVERABILITY. If this Agreement or any portion hereof (including any provision within a single section, subsection or sentence) shall be held to be invalid, void or otherwise unenforceable on any ground

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by any court of competent jurisdiction, Hastings shall nevertheless indemnify Indemnitee as to any Expenses or Resolution Costs with respect to any Proceeding to the full extent permitted by law or any applicable portion of this Agreement that shall not have been invalidated, declared void or otherwise held to be unenforceable.


     SECTION 9. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. The indemnification provided by this Agreement shall be in addition to any other rights to which Indemnitee may be entitled under the Articles of Incorporation, the Bylaws, any agreement, any vote of shareholders or disinterested directors, the Michigan Business Corporation Act, or otherwise, both as to actions in Indemnitee's official capacity and as to actions in another capacity while holding such office.


     SECTION 10. NO PRESUMPTION. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.


     SECTION 11. SUBROGATION. In the event of payment under this Agreement, Hastings shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Hastings to effectively bring suit to enforce such rights.


     SECTION 12. NO DUPLICATION OF PAYMENTS. Hastings shall not be liable under this Agreement to make any payment to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.


     SECTION 13. NOTICE. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to Hastings notice in writing as soon as practicable of any claim for which indemnity will or could be sought under this Agreement. Notice to Hastings shall be directed to Hastings Manufacturing Company, 325 North Hanover, Hastings, Michigan 49058, Attention: Secretary (or to such other individual or address as Hastings shall designate in writing to Indemnitee). Notice shall be deemed received three (3) days after the date postmarked if sent by prepaid mail properly addressed. In addition, Indemnitee shall give Hastings such

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information and cooperation as it may reasonably require and shall be within Indemnitee's power to give.


     SECTION 14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.


     SECTION 15. CONTINUATION OF INDEMNIFICATION. The indemnification rights provided to Indemnitee under this Agreement, including the right provided under Subsection 4(a) above, shall continue after Indemnitee has ceased to be a director, officer, employee, agent or fiduciary of Hastings or any other corporation, partnership, joint venture, trust or other enterprise in which Indemnitee served in any such capacity at the request of Hastings.


     SECTION 16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of-the business or assets of Hastings, spouse, heirs, and personal and legal representatives.


     SECTION 17. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to contracts made and to be performed in such state without giving effects to the principles of conflicts of laws.


     SECTION 18. LIABILITY INSURANCE. To the extent Hastings maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary of Hastings.


     SECTION 19. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of Hastings or any affiliate of Hastings against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of Hastings or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two (2) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.
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     SECTION 20.    AMENDMENTS; WAIVER.  No supplement, modification or
amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.


ATTEST:                           HASTINGS MANUFACTURING COMPANY



______________________________    By __________________________________________
Monty C. Bennett                      Mark R. S. Johnson
Secretary                             Executive Vice President - Marketing



                                  INDEMNITEE


                                  _____________________________________________
























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